Exhibit 99.1

Virgin Galactic Announces Second Quarter 2020 Financial Results

Conceptual Design for High Speed Aircraft Unveiled

Design of SpaceShipTwo Cabin Interior Revealed Through Live Virtual Event

Total Participants in ‘One Small Step’ Program Increased to Over 700

MOJAVE, Calif. – August 3, 2020 – Virgin Galactic Holdings, Inc. (NYSE: SPCE) (“Virgin Galactic” or “the Company”), a vertically integrated aerospace and space travel company, today announced its financial results for the second quarter ended June 30, 2020.

“During the second quarter we continued to advance our test flight program, including conducting two successful glide flights from Spaceport America,” said George Whitesides, Chief Space Officer of Virgin Galactic. “We saw continued growth in customer demand, with increases in paid enrollments for our ‘One Small Step’ program, and entered into deposit agreements for orbital spaceflights with twelve customers. During the period, our operations were impacted by the COVID-19 pandemic, despite our efforts to minimize disruption. However, our preparations for commercial service are well underway under the leadership of our new CEO, Michael Colglazier. Going forward, I am excited to focus my efforts and expertise on important future business areas, including high speed travel, in my new role as Chief Space Officer. We believe that these new technologies represent the future of aviation and we look forward to working with respected parties like NASA, Boeing and Rolls Royce to explore how we can revolutionize the way we travel.”

Michael Colglazier, Chief Executive Officer, added: “I am thrilled to be leading Virgin Galactic at this exciting time. We are making substantial progress across many areas of the company as we continue to focus on our path to commercial launch and the steps we are taking to get there, including conducting our first powered spaceflight from Spaceport America this fall.”

Second Quarter 2020 Business Highlights:
•Completed first glide flight of VSS Unity from Spaceport America, New Mexico;
•Completed second glide flight of VSS Unity from Spaceport America, New Mexico, achieving a glide speed of Mach 0.85;
•Cleared three new FAA Verification and Validation elements, bringing the total number of elements cleared to date to 27 out of 29;
•Completed numerous structural and mechanical installations on second SpaceShipTwo vehicle;
•Completed over 75% of parts fabrication for third SpaceShipTwo vehicle;
•Entered into Space Act Agreement with NASA to facilitate the development of high speed technologies; and
•Entered into Space Act Agreement with NASA’s Johnson Space Center to facilitate commercial participation in human orbital spaceflight to the International Space Station.

Second Quarter 2020 Financial Highlights:
•Cash position remains strong, with cash and cash equivalents of $360 million as of June 30, 2020;
•Net loss of $63 million, compared to a $60 million net loss in first quarter of 2020;
•GAAP selling, general, and administrative expenses of $26 million, compared to $27 million in first quarter of 2020. Non-GAAP selling, general and administrative expenses of $23 million in the second quarter of 2020, compared to $23 million in the first quarter of 2020;
•GAAP research and development expenses of $37 million, compared to $34 million in first quarter of 2020. Non-GAAP research and development expenses of $35 million in second quarter of 2020, compared to $33 million in the first quarter of 2020.;
•Adjusted EBITDA totaled $(54) million, compared to $(53) million in first quarter of 2020; and
•Cash paid for capital expenditures totaled $6 million, compared to $4 million in first quarter of 2020.

Recent Updates:
•Named Michael Colglazier as new Chief Executive Officer in preparation for commercial service;
•Continued to demonstrate strong pre-sales demand in the ‘One Small Step’ initiative, with over 700 deposit payments received as of July 30, 2020;
•Minimal customer refunds, with total Future Astronauts holding at approximately 600 as of July 30, 2020;
•Entered into deposit agreements for orbital spaceflights with twelve customers;
•Unveiled initial design concept for a high speed vehicle;
•Revealed interior cabin design for SpaceShipTwo, accompanied by Augmented Reality mobile app, providing customer experience simulation of Virgin Galactic spaceflight and cabin interior; and
•Completed construction of the third floor of Spaceport America, where astronaut training and flight preparation activities will take place.

Flight Program Update
Along with its second quarter 2020 financial results, Virgin Galactic also provided an update regarding the ongoing impact of COVID-19 on its business and operations. The Company has implemented rigorous health and safety procedures and testing protocols for its employees, following guidelines from the CDC and state and local officials.

The protocols and procedures implemented by the Company in response to the pandemic have limited the number of employees who are able to work on-site in the Company’s facility in Mojave, California, and at Spaceport America, New Mexico, which has slowed the Company’s pace.

Virgin Galactic expects to advance to the next phase of its test flight program with its first powered spaceflight from Spaceport America this fall, with two test pilots in the cockpit. Virgin Galactic then expects to conduct a second powered space flight from Spaceport America, with a crew of two test pilots in the cockpit and four mission specialists in the cabin. Assuming both flights demonstrate the expected results, Virgin Galactic anticipates Sir Richard Branson’s flight to occur in the first quarter of 2021.

As always, safety remains the central focus, and the test flight program will progress with a step-by-step, diligent approach. Expected dates may adjust as the Company processes data from each of its test flights.

Support in the Community
Virgin Galactic continues to assist with COVID-19 relief efforts in its communities, including partnering with experts from the NASA Armstrong Flight Research Center, Antelope Valley College and the City of Lancaster, California on the COVID-19 task force to help hospitals in the region. In addition, the Company donated medical oxygen hoods to the Gallup Indian Health Care Center in New Mexico and made monetary donations to support the purchase of essential equipment and PPE for its local medical centers in Las Cruces.

The Company also announced a new scholarship, mentoring and fellowship program for Black scholars pursuing STEM education with a focus on aerospace, with an initial commitment of $100,000, which will be augmented by additional donations and support. In addition, Virgin Galactic continued to award STEM scholarships to students pursuing degrees in aerospace.

Conference Call Information
Virgin Galactic will host a conference call to discuss the results at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) today. To access the conference call, parties should dial (778) 560-2846 and enter the conference ID number 9097602. The live audio webcast along with supplemental information will be accessible on the Company’s Investor Relations website at investors.virgingalactic.com. A recording of the webcast will also be available following the conference call.

About Virgin Galactic Holdings
Virgin Galactic Holdings, Inc. is a vertically integrated aerospace and space travel company, pioneering human spaceflight for private individuals and researchers, as well as a manufacturer of advanced air and space vehicles. Using its proprietary and reusable technologies and supported by a distinctive, Virgin-branded customer experience, it is developing a spaceflight system designed to offer customers a unique, multi-day, transformative experience. This culminates in a spaceflight that includes views of Earth from space and several minutes of weightlessness that will launch from Spaceport America, New Mexico. Virgin Galactic and The Spaceship Company believe that one of the most exciting and significant opportunities of our time lies in the commercial exploration of space and the development of technology that will change the way we travel across the globe in the future. Together we are opening access to space to change the world for good.

Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of federal securities laws with respect to Virgin Galactic Holdings, Inc. (the "Company"), including statements regarding the Company’s spaceflight systems, markets and expected performance. These forward-looking statements generally are identified by words such as “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this presentation, including but not limited to the factors, risks and uncertainties regarding the Company's business described in the documents filed by the Company from time to time with the Securities and Exchange Commission (the "SEC"). These filings identify and address other important risks and uncertainties that could cause the Company’s actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and, except as required by law, the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

Second Quarter 2020 Financial Results

VIRGIN GALACTIC HOLDINGS, INC.
Condensed Consolidated Statements of Operations and Comprehensive Loss
(Unaudited and in thousands except for per share data)

	Three Months Ended			Six Months Ended
	June 30, 2020	March 31, 2020	June 30, 2019	June 30, 2020	June 30, 2019

Revenue	$—	$238	$638	$238	$2,420
Cost of revenue	—	173	278	173	1,284
Gross profit	—	65	360	65	1,136
Selling, general, and administrative expenses	26,047	26,755	14,610	52,802	26,905
Research and development expenses	37,150	34,282	30,167	71,432	61,591
Operating loss	(63,197)	(60,972)	(44,417)	(124,169)	(87,360)
Interest income	506	1,177	397	1,683	750
Interest expense	(8)	(9)	(1)	(17)	(2)
Other income (expense)	221	(172)	14	49	37
Loss before income taxes	(62,478)	(59,976)	(44,007)	(122,454)	(86,575)
Income tax (benefit) expense	40	(46)	61	(6)	86
Net loss	(62,518)	(59,930)	(44,068)	(122,448)	(86,661)
Other comprehensive loss:
Foreign currency translation adjustment	—	(54)	(31)	(54)	(21)
Total comprehensive loss	$(62,518)	$(59,984)	$(44,099)	$(122,502)	$(86,682)

Net loss per share:
Basic and diluted	$(0.30)	$(0.30)	$(0.23)	$(0.59)	$(0.45)

Weighted-average shares outstanding:
Basic and diluted	211,784,541	202,409,552	193,663,150	207,097,047	193,663,150

VIRGIN GALACTIC HOLDINGS, INC.
Condensed Consolidated Balance Sheets
(In thousands, except share data)

	June 30, 2020	December 31, 2019
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$359,912	$480,443
Restricted cash	13,266	12,278
Inventories	28,605	26,817
Prepaid expenses and other current assets	13,859	17,133
Total current assets	415,642	536,671
Property, plant, and equipment, net	56,027	49,333
Other non-current assets	19,307	19,542
Total assets	$490,976	$605,546
Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$8,228	$7,038
Accrued expenses	20,810	22,277
Customer deposits	81,734	83,362
Other current liabilities	2,926	3,168
Total current liabilities	113,698	115,845
Other long-term liabilities	23,040	22,141
Total liabilities	$136,738	$137,986
Stockholders' Equity
Preferred stock, $0.0001 par value; 10,000,000 authorized; none issued and outstanding	$—	$—
Common stock, $0.0001 par value; 700,000,000 shares authorized; 210,403,856 and 196,001,038 shares issued and outstanding as of June 30, 2020 and December 31, 2019, respectively	21	20
Additional paid-in capital	598,337	589,158
Accumulated deficit	(244,125)	(121,677)
Accumulated other comprehensive income	5	59
Total stockholders' equity	354,238	467,560
Total liabilities and stockholders' equity	$490,976	$605,546

VIRGIN GALACTIC HOLDINGS, INC.
Condensed Consolidated Statements of Cash Flows
(Unaudited and in thousands)

	Three Months Ended			Six Months Ended
	June 30, 2020	March 31, 2020	June 30, 2019	June 30, 2020	June 30, 2019
Cash flows from operating activities
Net loss	$(62,518)	$(59,930)	$(44,068)	$(122,448)	$(86,661)
Stock-based compensation	5,525	4,425	—	9,950	—
Depreciation and amortization	2,615	2,105	1,596	4,720	3,206
Other operating activities, net	66	1	(129)	67	(246)
Change in assets and liabilities
Inventories	192	(1,980)	(4,193)	(1,788)	(4,228)
Other current and non-current assets	1,119	2,142	2,499	3,261	1,664
Accounts payable and accrued expenses	2,064	(2,978)	(2,670)	(914)	(2,801)
Customer deposits	(1,530)	(98)	964	(1,628)	194
Other current and non-current liabilities	892	—	—	892	—
Net cash used in operating activities	(51,575)	(56,313)	(46,001)	(107,888)	(88,872)
Cash flows from investing activity
Capital expenditures	(6,103)	(4,036)	(5,232)	(10,139)	(8,300)
Cash used in investing activity	(6,103)	(4,036)	(5,232)	(10,139)	(8,300)
Cash flows from financing activities
Payments of finance lease obligations	(26)	(23)	(24)	(49)	(47)
Net transfer from Parent Company	—	—	53,730	—	101,175
Transaction costs	(770)	(697)	—	(1,467)	—
Net cash (used in) provided by financing activities	(796)	(720)	53,706	(1,516)	101,128
Net (decrease) increase in cash and cash equivalents	(58,474)	(61,069)	2,473	(119,543)	3,956
Cash, cash equivalents and restricted cash at beginning of period	431,652	492,721	82,851	492,721	81,368
Cash, cash equivalents and restricted cash at end of period	$373,178	$431,652	$85,324	$373,178	$85,324

Cash and cash equivalents	$359,912	$419,374	$76,897	$359,912	$76,897
Restricted cash	13,266	12,278	8,427	13,266	8,427
Cash, cash equivalents and restricted cash	$373,178	$431,652	$85,324	$373,178	$85,324

Use of Non-GAAP Financial Measures (Unaudited)
This press release references certain non-GAAP financial measures, including adjusted EBITDA, non-GAAP selling, general, and administrative expense and non-GAAP research and development expense. The Company defines adjusted EBITDA as earnings before interest expense, taxes, depreciation and amortization, stock-based compensation, and certain other items the Company believes are not indicative of its core operating performance. It defines non-GAAP selling, general, and administrative expenses as selling, general, and administrative expenses other than stock-based compensation and non-capitalized transaction costs, and non-GAAP research and development expenses as research and development expenses other than stock-based compensation. None of these non-GAAP financial measures is a substitute for or superior to measures of financial performance prepared in accordance with generally accepted accounting principles in the United States (GAAP) and should not be considered as an alternative to any other performance measures derived in accordance with GAAP.

The Company believes that presenting these non-GAAP financial measures provides useful supplemental information to investors about the Company in understanding and evaluating its operating results, enhancing the overall understanding of its past performance and future prospects, and allowing for greater transparency with respect to key financial metrics used by its management in financial and operational-decision making. However, there are a number of limitations related to the use of non-GAAP measures and their nearest GAAP equivalents. For example, other companies may calculate non-GAAP measures differently, or may use other measures to calculate their financial performance, and therefore any non-GAAP measures the Company uses may not be directly comparable to similarly titled measures of other companies.

A reconciliation of adjusted EBITDA to net loss for the three months June 30, 2020, March 31, 2020, June 30, 2019 and six months ended June 30, 2020 and 2019, respectively, are set forth below:

Amounts in thousands ($)	Three Months Ended			Six Months Ended
	June 30, 2020	March 31, 2020	June 30, 2019	June 30, 2020	June 30, 2019
Net Loss	$(62,518)	$(59,930)	$(44,068)	$(122,448)	$(86,661)
Income tax (benefit) expense	40	(46)	61	(6)	86
Interest expense	8	9	1	17	2
Depreciation & amortization	2,615	2,105	1,596	4,720	3,206
EBITDA	(59,855)	(57,862)	(42,410)	(117,717)	(83,367)
Non-capitalized transaction costs*	—	697	—	697	—
Stock-based compensation	5,525	4,425	—	9,950	—
Adjusted EBITDA	(54,330)	(52,740)	(42,410)	(107,070)	(83,367)

A reconciliation of selling, general, and administrative expenses to non-GAAP selling, general, and administrative expenses for the three months ended June 30, 2020, March 31, 2020, June 30, 2019 and six months ended June 30, 2020 and 2019, respectively, are set forth below:

Amounts in thousands ($)	Three Months Ended			Six Months Ended
	June 30, 2020	March 31, 2020	June 30, 2019	June 30, 2020	June 30, 2019
Selling, general, and administrative expenses	$26,047	$26,755	$14,610	$52,802	$26,905
Stock-based compensation	3,546	2,871	—	6,417	—
Non-capitalized transaction costs*	—	697	—	697	—
Non-GAAP selling, general, administration expenses	$22,501	$23,187	$14,610	$45,688	$26,905

A reconciliation of research and development expenses to non-GAAP research and development expenses for the three months ended June 30, 2020, March 31, 2020, June 30, 2019 and six months ended June 30, 2020 and 2019, respectively, are set forth below:

Amounts in thousands ($)	Three Months Ended			Six Months Ended
	June 30, 2020	March 31, 2020	June 30, 2019	June 30, 2020	June 30, 2019
Research and development expenses	$37,150	$34,282	$30,167	$71,432	$61,591
Stock-based compensation	1,980	1,553	—	3,533	—
Non-GAAP Research and development expenses	$35,170	$32,729	$30,167	$67,899	$61,591
_______________

*	Non-capitalized transaction costs include non-recurring expenses related to preparation and filing of an S-1 registration statement in the first quarter.

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